Exhibit 99.2

Index to Financial Statements

Financial Statements
Unaudited Condensed Consolidated Financial Statements of HF Group Holding Corporation and Subsidiaries for Six Months Ended June 30, 2018	F-1
Unaudited Pro Forma Condensed Combined Financial Statements of HF Foods Group Inc.	F-24

HF GROUP HOLDING CORPORATION AND SUBSIDIARIES

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the six months ended June 30, 2018 and 2017

Unaudited Condensed Consolidated Financial Statements of

Condensed Consolidated Balance Sheets (Unaudited)	F-2

Condensed Consolidated Statements of Income (Unaudited)	F-3

Condensed Consolidated Statements of Cash Flows (Unaudited)	F-4

Notes to Unaudited Condensed Consolidated Financial Statements	F-5–F-23

Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet As of June 30, 2018 (Unaudited)	F-25

Pro Forma Condensed Combined Income Statement For the Six Months ended June 30, 2018 (Unaudited)	F-26

Pro Forma Condensed Combined Income Statement For the Year ended December 31, 2017 (Unaudited)	F-27

Notes To Unaudited Pro Forma Condensed Combined Financial Information	F-28–F-29

HF GROUP HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	June 30	December 31
	2018	2017

ASSETS
CURRENT ASSETS:
Cash	$5,160,185	$6,086,044
Accounts receivable, net	13,754,651	14,700,854
Accounts receivable - related parties, net	1,910,116	1,586,420
Inventories, net	24,746,386	22,669,225
Advances to suppliers, net	550,116	1,042,554
Advances to suppliers - related parties, net	2,801,336	3,248,309
Notes receivable	2,543,348	—
Notes receivable - related parties	60,000	—
Other current assets	616,236	554,865
TOTAL CURRENT ASSETS	52,142,374	49,888,271

Property and equipment, net	22,737,185	21,709,467
Deferred tax assets	88,668	—
Long-term notes receivable	—	764,493
Long-term notes receivable - related parties	7,123,027	6,860,056
Loan to shareholders	1,121,598	—
Other long-term assets	189,097	1,435,613
TOTAL ASSETS	$83,401,949	$80,657,900

CURRENT LIABILITIES:
Lines of credit	$12,094,146	$11,894,146
Accounts payable	19,387,476	17,275,485
Accounts payable - related parties	4,780,171	4,075,927
Advance from customers	169,975	49,677
Advance from customers - related parties	125,946	1,350,296
Current portion of long-term debt, net	1,403,475	1,372,125
Current portion of obligations under capital leases	343,271	434,003
Income tax payable	126,355	512,415
Shareholder distribution payable	438,555	1,000,000
Accrued expenses	2,587,327	991,388
TOTAL CURRENT LIABILITIES	41,456,697	38,955,462

Long-term debt, net	13,595,414	14,249,579
Obligations under capital leases, non-current	—	118,535
Deferred tax liabilities	—	436,212
TOTAL LIABILITIES	55,052,111	53,759,788

Commitments and contingencies

EQUITY:
Common stock, no par value, 200,000,000 shares authorized; 100,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	21,551,700	21,551,700
Retained earnings	6,268,214	4,255,213
Total shareholders’ equity	27,819,914	25,806,913
Noncontrolling interest	529,924	1,091,199
TOTAL EQUITY	28,349,838	26,898,112
TOTAL LIABILITIES AND EQUITY	$83,401,949	$80,657,900

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

HF GROUP HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months Ended June 30,		For the six months Ended June 30,
	2018	2017	2018	2017

Net revenue - third parties	$68,055,945	72,248,588	$137,931,855	$139,264,496
Net revenue - related parties	4,231,570	6,180,459	8,936,431	10,876,665
TOTAL NET REVENUE	72,287,515	78,429,047	146,868,286	150,141,161

Cost of revenue - third parties	56,034,520	62,136,973	113,901,064	119,021,095
Cost of revenue - related parties	4,129,262	6,128,037	8,739,423	10,656,778
TOTAL COST OF REVENUE	60,163,782	68,265,010	122,640,487	129,677,873

GROSS PROFIT	12,123,733	10,164,037	24,227,799	20,463,288

DISTRIBUTION, SELLING AND ADMINISTRATIVE EXPENSES	11,267,770	7,880,579	21,340,382	15,385,111

INCOME FROM OPERATIONS	855,963	2,283,458	2,887,417	5,078,177

Other Income (Expenses)
Interest income	6,875	4,167	13,750	4,167
Interest expense and bank charges	(349,150)	(315,181)	(754,713)	(621,280)
Other income	290,142	107,704	547,332	197,389
Total Other Expenses, net	(52,133)	(203,310)	(193,631)	(419,724)

INCOME BEFORE INCOME TAX PROVISION	803,830	2,080,148	2,693,786	4,658,453

PROVISION (BENEFIT) FOR INCOME TAXES	198,579	(75,378)	702,060	7,978

NET INCOME	605,251	2,155,526	1,991,726	4,650,475

Less: net loss attributable to non-controlling interest	(419,980)	(107,555)	(381,455)	(21,254)

NET INCOME ATTRIBUTABLE TO HF GROUP HOLDING CORPORATION	$1,025,231	2,263,081	$2,373,181	$4,671,729

NET INCOME	605,251	2,155,526	1,991,726	4,650,475
Pro forma adjustment to reflect income tax expenses if taxed under C Corporation	—	(938,184)		(1,804,596)
Net loss attributable to non-controlling interest	(419,980)	(107,555)	(381,455)	(21,254)
Net income used to compute pro forma net earnings per share	1,025,231	1,324,897	2,373,181	2,867,133

Earnings per common share - basic and diluted	$10.25	22.63	$23.73	$46.72
Pro Forma earnings per common share - basic and diluted	10.25	13.25	23.73	28.67
Weighted average shares - basic and diluted	100,000	100,000	100,000	100,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

HF GROUP HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months Ended June 30,
	2018	2017

Cash flows from operating activities:
Net Income	$1,991,726	$4,650,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,041,662	909,365
Provision of doubtful accounts	42,809	(34,580)
Deferred tax benefit	(524,880)	7,978
Changes in operating assets and liabilities:
Accounts receivable, net	903,394	(403,264)
Accounts receivable - related parties, net	(323,696)	(6,032,224)
Inventories	(2,077,161)	1,912,688
Advances to suppliers	492,438	(134,850)
Advances to suppliers - related parties, net	446,973	733,531
Other current assets	(61,372)	2,882,372
Other long-term assets	1,246,516	353,187
Accounts payable	2,111,991	(3,032,407)
Accounts payable - related parties	704,244	4,274,464
Advance from customers	120,298	(13,096)
Advance from customers - related parties	(1,224,350)	(975,765)
Income tax payable	(386,060)	(222,000)
Accrued expenses	1,595,939	(121,297)
Net cash provided by operating activities	6,100,471	4,754,577

Cash flows from investing activities:
Purchase of property and equipment	(2,069,380)	(2,116,187)
Payments made for long-term notes receivable	(1,778,855)	—
Proceeds from long-term notes receivable to related parties	(322,971)	1,340,414
Payments made for shareholder loan	(1,121,598)	(1,873,442)
Net cash used in investing activities	(5,292,804)	(2,649,215)

Cash flows from financing activities:
Proceeds from lines of credit	2,600,000	200,000
Repayment of lines of credit	(2,400,000)	(800,000)
Proceeds from long-term debt	1,365,474	1,300,598
Repayment of long-term debt	(2,197,555)	(900,615)
Cash distribution to shareholders	(1,101,445)	(1,394,905)
Net cash used in financing activities	(1,733,526)	(1,594,922)

Net increase (decrease) in cash	(925,859)	510,440
Cash at beginning of period	6,086,044	5,956,145
Cash at end of period	$5,160,185	$6,466,585

Supplemental cash flow information
Cash paid for interest	$683,675	$1,613,000
Cash paid for income taxes	$1,613,000	$222,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

HF GROUP HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

HF Group Holding Corporation (“HF Holding”) was incorporated in the State of North Carolina on October 11, 2017. Effective January 1, 2018, HF Holding entered into a Contribution Agreement (the “Agreement”) whereby the controlling shareholders of the following 11 entities contributed their respective stocks to HF Holding in exchange for all of HF Holding’s outstanding shares. Upon completion of the share exchanges, these entities became either wholly-owned or majority-owned subsidiaries of HF Holding (hereafter collectively referred to as “Han Feng Group”, or the “Company”).

●	Han Feng, Inc. (“Han Feng”)

●	Truse Trucking, Inc. (“TT”)

●	Morning First Delivery (“MFD”)

●	R&N Holdings, LLC (“R&N Holdings”)

●	R&N Lexington, LLC (“R&N Lexington”)

●	Kirnsway Manufacturing Inc. (“Kirnsway”)

●	Chinesetg, Inc. (“Chinesetg”)

●	New Southern Food Distributors, Inc. (“NSF”)

●	B&B Trucking Services, Inc. (“BB”)

●	Kirnland Food Distribution, Inc. (“Kirnland”)

●	HG Realty LLC (“HG Realty”)

In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the transaction consummated through the Agreement has been accounted for as a transaction among entities under common control since the same shareholders control all these 11 entities prior to the execution of the Agreement. The consolidated financial statements of the Company have been prepared to report results of operations for the period in which the transfer occurred as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period presented, in this case January 1, 2016, except HG Realty. One of the controlling shareholders of the Company owned 45% equity interest of HG Realty since its establishment in 2012 and did not have control in HG Realty until September 2017, when this controlling shareholder entered into an equity purchase agreement with the other shareholders of the remaining 55% interest of HG Realty and owns 100% equity interest of HG Realty thereafter. Results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the combination, those results will be on substantially the same basis as the results of operations for the period after the date of combination. The effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings at the beginning of the periods presented are eliminated to the extent possible. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

In accordance with ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests should initially recognize the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of the transfer. If the carrying amounts of the assets and liabilities transferred differ from the historical cost of the parent of the entities under common control, then the financial statements of the receiving entity should reflect the transferred assets and liabilities at the historical cost of the parent of the entities under common control. Accordingly, the Company has recorded the assets and liabilities transferred from the above entities at their carrying amount.

The following table summarizes the entities under Han Feng Group after the above-mentioned reorganization:

Name	Date of incorporation	Place of incorporation	Percentage of legal ownership by Han Feng Holding	Principal activities
Parent:
HF Holding	October 11, 2017	North Carolina, USA	—	Holding Company
Subsidiaries:
Han Feng	January 14, 1997	North Carolina, USA	100%	Distributing food and related products
TT	August 6, 2002	North Carolina, USA	100%	Trucking service
MFD	April 15, 1999	North Carolina, USA	100%	Trucking service
R&N Holdings	November 21, 2002	North Carolina, USA	100%	Real estate holding
R&N Lexington	May 27, 2010	North Carolina, USA	100%	Real estate holding
Kirnsway	May 24, 2006	North Carolina, USA	100%	Design and printing services
Chinesetg	July 12, 2011	North Carolina, USA	100%	Design and printing services
NSF	December 17, 2008	Florida, USA	100%	Distributing food and related products
BB	September 12, 2001	Florida, USA	100%	Trucking service
Kirnland	April 11, 2006	Georgia, USA	66.7%	Distributing food and related products
HG Realty	May 11, 2012	Georgia, USA	100%	Real estate holding

The Company markets and distributes fresh produces, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the Southeast region of the United States of America (“USA”).

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The Company’s unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited condensed consolidated financial statements include the financial statements of HF Holding and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

The unaudited interim condensed consolidated financial information as of June 30, 2018 and for the three and six months ended June 30, 2018 and 2017 have been prepared, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, may have been omitted pursuant to those rules and regulations. The unaudited interim condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2017 and 2016.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s financial position as of June 30, 2018, its results of operations and its cash flows for the six months ended June 30, 2018 and 2017, as applicable, have been made. The unaudited interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Noncontrolling interests

U.S. GAAP requires that noncontrolling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income (loss) of those subsidiaries are reported separately in the consolidated statements of income.

Uses of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during each reporting period. Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include the allowances for doubtful accounts, estimated useful lives and fair value in connection with the impairment of property and equipment. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three or fewer months to be cash equivalents. As of June 30, 2018 and December 31, 2017, the Company had no cash equivalents.

Accounts Receivable

Accounts receivable represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Receivables are presented net of the allowance for doubtful accounts in the accompanying unaudited condensed consolidated balance sheets. The Company evaluates the collectability of its accounts receivable and determines the appropriate allowance for doubtful accounts based on a combination of factors. When the Company is aware of a customer’s inability to meet its financial obligation, a specific allowance for doubtful accounts is recorded, reducing the receivable to the net amount the Company reasonably expects to collect. In addition, allowances are recorded for all other receivables based on historic collection trends, write-offs and the aging of receivables. The Company uses specific criteria to determine uncollectible receivables to be written off, including bankruptcy, accounts referred to outside parties for collection, and accounts past due over specified periods. As of June 30, 2018 and December 31, 2017, the allowances for doubtful accounts were $609,917 and $567,108, respectively.

Inventories

The Company’s inventories, consisting mainly of food and other food service-related products, are primarily considered finished goods. Inventory costs, including the purchase price of the product and freight charges to deliver it to the Company’s warehouses, are net of certain cash or non-cash consideration received from vendors. The Company assesses the need for valuation allowances for slow-moving, excess and obsolete inventories by estimating the net recoverable value of such goods based upon inventory category, inventory age, specifically identified items, and overall economic conditions. Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives
Buildings and improvements	7-39 years
Machinery and equipment	3-7 years
Motor vehicles	5 years

Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of income in other income or expenses.

Impairment of Long-lived Assets

The Company assesses its long-lived assets such as property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds their fair value. The Company did not record any impairment loss on its long-lived assets as of June 30, 2018 and December 31, 2017.

Revenue recognition

The Company recognizes revenue from the sale of product when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. Sales taxes invoiced to customers and remitted to governmental authorities are excluded from net sales.

On January 1, 2018 the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective method for contracts that were not completed as of January 1, 2018. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on our consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of our contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s revenue streams are recognized at a point in time.

The contract assets and contract liabilities are recorded on the Condensed Consolidated Balance Sheet as accounts receivable and advance payment from customers as of June 30, 2018 and December 31, 2017. For the six and three months ended June 30, 2018, revenue recognized from performance obligations related to prior periods was insignificant.

Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

The following table summarizes disaggregated revenue from contracts with customers by geographic locations:

	For the Three Months Ended
	June 30, 2018	June 30, 2017
North Carolina	$34,571,240	$38,938,811
Florida	21,971,797	22,152,737
Georgia	15,744,478	17,337,499
Total	$72,287,515	$78,429,047
	For the Six Months Ended
	June 30, 2018	June 30, 2017
North Carolina	$69,568,907	$72,472,196
Florida	45,125,335	43,363,498
Georgia	32,174,044	34,305,467
Total	$146,868,286	$150,141,161

Shipping and handling costs

Shipping and handling costs, which include costs related to the selection of products and their delivery to customers, are presented in distribution, selling and administrative expenses. Shipping and handling costs were $2,824,454, and $3,478,932 for the six months ended June 30, 2018 and 2017, and $1,750,661 and $1,843,733 for the three months ended June 30, 2018 and 2017, respectively.

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not believe that there was any uncertain tax positions at June 30, 2018 and December 31, 2017.

Capital lease obligations

The Company has recorded capital lease obligations for equipment leases at both June 30, 2018 and December 31, 2017. In each case, the Company records the equipment as its own assets under lease accounting guidance. Further, each lease contains provisions indicating continuing involvement with the equipment at the end of the lease period. As a result, in accordance with applicable accounting guidance, related assets subject to the leases are reflected on the Company’s unaudited condensed consolidated balance sheets and depreciated over the lesser of the lease term or their remaining useful lives. The present value of the lease payments associated with the equipment is recorded as capital lease obligations.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the three months ended June 30, 2018 and 2017.

Fair value of financial instruments

The Company follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, advances to suppliers, other current assets, accounts payable, income tax payable, advance from customers, accrued and other liabilities approximate their fair value based on the short-term maturity of these instruments.

Concentrations and credit risk

Credit risk

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Concentration risk

There were no receivables from any one customer representing more than 10% of our consolidated gross accounts receivable at June 30, 2018 and December 31, 2017.

For the six and three months ended June 30, 2018 and three months ended June 30, 2017, no supplier accounted for more than 10% of the total cost of revenue. For the six months ended June 30, 2017, one supplier accounted for 11% of the total cost of revenue. As of June 30, 2018, three suppliers accounted for 38%, 15% and 11% of total advance payments, respectively. One of these suppliers accounted for 100% of advance payments to related parties. As of December 31, 2017, one supplier accounted for 69% of total advance payments outstanding and this supplier accounted for 92% of advance payments to related parties.

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet with a corresponding liability and disclosing key information about leasing arrangements. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim reporting periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim reporting periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is evaluating the impact of the adoption of this revised guidance on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim reporting periods within fiscal years beginning after December 15, 2017. Early adoption is permitted. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”, which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows under Topic 230. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented. The adoption of this guidance will increase cash and cash equivalents by the amount of the restricted cash on the Company’s consolidated statement of cash flows.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), and Derivatives and Hedging (Topic 815). The guidance of Part I is to clarify accounting for certain financial instruments with down round feature in a financial instrument that reduces the strike price of an issued financial instrument if the issuer sells shares of its stock for an amount less than the currently stated strike price of the issued financial instrument or issues an equity-linked financial instrument with a strike price below the currently stated strike price of the issued financial instrument. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features. The amendments also re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. The amendments in Part I of ASU No. 2017-11 are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. The Company has not early adopted this update and it will become effective on July 1, 2020. The Company is currently evaluating the impact of our pending adoption of ASU 2017-11 on its consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income”. The amendments eliminate the stranded tax effects resulting from the United States Tax Cuts and Jobs Act (the “Act”) and will improve the usefulness of information reported to financial statement users. ASU No. 2018-02 is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company has not early adopted this update and it will become effective on July 1, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of June 30, 2018	As of December 31, 2017
Accounts receivable	$14,364,568	$15,267,962
Less: allowance for doubtful accounts	(609,917)	(567,108)
Accounts receivable, net	$13,754,651	$14,700,854

Movement of allowance for doubtful accounts is as follows:

	For the Six Months Ended
	June 30, 2018	June 30, 2017
Beginning balance	$567,108	$670,280
Provision for doubtful accounts	55,531	55,268
Less: write off/recovery	(12,722)	(23,948)
Ending balance	$609,917	$701,600

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of June 30, 2018	As of December 31, 2017
Land	$1,608,647	$1,608,647
Buildings and improvements	18,784,628	18,589,496
Machinery and equipment	9,926,496	9,430,221
Motor vehicles	9,494,798	8,288,868
Subtotal	39,814,569	37,917,232
Less: accumulated depreciation	(17,077,384)	(16,207,765)
Property and equipment, net	$22,737,185	$21,709,467

Depreciation expense was $1,041,662 and $909,365 for the six months ended June 30, 2018 and 2017, and $545,567 and $464,060 for the three months ended June 30, 2018 and 2017, respectively.

NOTE 5 - LINES OF CREDIT

On July 1, 2016, Han Feng, the Company’s main operating entity, entered into a line of credit agreement with East West Bank. The line of credit agreement provided for a revolving credit of $14,500,000. The line of credit is secured by virtually all assets of Han Feng, premises and an adjoining undeveloped parcel of land owned by R&N Holding, and premises owned by R&N Lexington. The principal and all accrued unpaid interest were originally due in May 2018 and was extend to August 31, 2018. Interest is based on the prime rate less 0.15%, but in no event less than 3.25% per annum, and is payable monthly (4.85% at June 30, 2018). The outstanding balance on the line of credit as at June 30, 2018 and December 31, 2017 was $9,244,000 and $9,344,000, respectively. The line of credit agreement contains certain financial covenants which, among other things, require Han Feng to maintain certain financial ratios. At June 30, 2018 and December 31, 2017, Han Feng was in compliance with the covenants under the line of credit agreement. The line of credit was guaranteed by the two shareholders of the Company, as well as four subsidiaries of the Company, TT, MFD, R&N Holding and R&N Lexington.

On November 14, 2012, NSF, the Company’s another operating entity, entered into a line of credit agreement with Bank of America. The line of credit agreement provided for a revolving credit of $4,000,000. The line of credit is secured by three real properties owned by NSF, and guaranteed by the two shareholders of the Company, as well as BB, a subsidiary of the Company. The maximum borrowings are determined by certain percentages of eligible accounts receivable and inventories. The principal and all accrued unpaid interest were due in January 2018. The loan was renewed upon maturity and is now due in February 2020. Interest is based on the LIBOR rate plus 2.75% (4.8435% at June 30, 2018). The outstanding balance on the line of credit as at June 30, 2018 and December 31, 2017 was $2,850,146 and $2,550,146, respectively. The line of credit agreement contains certain financial covenants which, among other things, require NSF to maintain certain financial ratios. At June 30, 2018 and December 31, 2017, NSF was in compliance with the covenants under the line of credit agreement.

NOTE 6 - LONG-TERM DEBT

Long-term debt at June 30, 2018 and December 31, 2017 is as follows:

Bank name	Maturity	Interest rate at December 31, 2017	As of June 30, 2018	As of December 31, 2017
East West Bank – (b)	June 2022 - August 2027	4.25% - 4.75%	$5,137,141	$5,220,809
Capital Bank – (c)	October 2027	3.85%	5,244,417	5,333,677
Bank of America – (d)	February 2023	4.2095%	1,715,284	2,262,500
Bank of Montreal – (a)	April 2022 - June 2023	5.99% - 6.87%	2,291,677	1,071,398
GE Capital – (a)	October 2019	5.94%	—	36,359
Other finance companies – (e)	September 2018 - December 2023	3.99% - 6.69%	610,370	1,696,961
Total debt			14,998,889	15,621,704
Less: current portion			(1,403,475)	(1,372,125)
Long-term debt			$13,595,414	$14,249,579

The terms of the various loan agreements relating to long-term bank borrowings contain certain restrictive financial covenants which, among other things, require the Company to maintain specified levels of debt to tangible net worth and debt service coverage. As of June 30, 2018 and December 31, 2017, the Company was in compliance with such covenants.

The loans outstanding were guaranteed by the following properties, entities or individuals:

(a)	Not collateralized or guaranteed.

(b)	Guaranteed by two shareholders of the Company, as well as five subsidiaries of the Company, Han Feng, TT, MFD, R&N Holding and R&N Lexington. Also secured by assets of Han Feng and R&N Lexington and R&N Holding, two real properties of R&N Holding, and a real property of R&N Lexington. Balloon payment of these long-term debts is $3,642,215.

(c)	Guaranteed by two shareholders, as well as Han Feng, one subsidiary of the Company. Also secured by a real property owned by HG Realty. Balloon payment of this debt is $3,116,687.

(d)	Guaranteed by two shareholders, as well as two subsidiaries of the Company, NSF and BB. Secured by a real property, equipment and fixtures, inventories, receivables and all other personal property owned by NSF. Balloon payment of this long-term debt is $1,684,898. The loan agreement has been renewed on February 26, 2018.

(e)	Secured by vehicles.

The future maturities of long-term debt at June 30,2018 are as follows:

Twelve months ending June
2019	$1,403,475
2020	1,223,678
2021	1,029,210
2022	848,339
2023	764,365
Thereafter	9,729,822
Total	$14,998,889

NOTE 7 - LEASES

Capital Lease Obligations

The Company leases vehicles or delivery trucks under capital leases with various expiration dates through 2021. At June 30, 2018 and December 31, 2017, the cost of assets acquired under capital leases is $1,297,900 and $1,297,900, respectively, the related accumulated amortization is $665,380 and $535,590, respectively, and the net book value is $629,520 and $762,310, respectively. Depreciation expense related to these assets for the six months ended June 30, 2018 and 2017 were $129,790 and $129,790, respectively.

Capital lease obligations consisted of the following:

	As of June 30, 2018	As of December 31, 2017
Vehicles due in monthly installments of $40,470 inclusive of interest at 14.38%, due in March 2019	$343,271	$552,538
Less: current portion	(343,271)	(434,003)
Obligations under capitalized leases payable after one year	$—	$118,535

Operating lease commitments

The Company’s operating leases mainly include forklifts and housing units. These leases had an average remaining lease term of approximately 5 years as of June 30, 2018. Rental expense charged to expenses under operating leases for the six months ended June 30, 2018 and 2017 amounted to $196,369 and $269,595, and $49,456 and 108,913 for the three months ended June 30, 2018 and 2017, respectively.

Future minimum lease obligations for operating leases with initial terms in excess of one year at June 30, 2018 are as follows:

Twelve months ended June 30,
2018	$167,301
2019	53,371
2020	22,838
2021	2,607
2022	—
Total	$246,117

A subsidiary of the Company, RN Holding, leases a facility to a related party under an operating lease agreement expiring in 2019. The cost of the leased building is $400,000 at June 30, 2018 and December 31, 2017, and the accumulated depreciation of the leased building is $94,871 and $89,743 at June 30, 2018 and December 31, 2017, respectively. Rental income for the six months ended June 30, 2018 and 2017 amounted to $22,800 and $22,800, and $11,400 and $11,400 for the three months ended June 30, 2018 and 2017, respectively.

In 2017, a subsidiary of the Company, HG Realty, leased a warehouse to a related party under an operating lease agreement expiring on September 21, 2027. The cost of the leased building is $3,223,745 as at June 30, 2018 and December 31, 2017, and the accumulated depreciation of the leased building is $392,636 and $351,306 as at June 30, 2018 and December 31, 2017, respectively. Rental income for the six months ended June 30, 2018 was $240,000. Rental income for the six months ended June 30, 2017 was $120,000. There was no rental income recorded for the three months ended June 30, 2017 since HG Realty only became a subsidiary of the Company in 2017.

NOTE 8 - TAXES

A.	Corporate Income Taxes (“CIT”)

Prior to January 1, 2018, Han Feng, TT, MFD, Kirnsway, Chinesetg, NSF and BB had elected under the Internal Revenue Code to be S corporations. R&N Holdings, R&N Lexington and HG realty are formed as partnerships. An S corporation or partnership is considered a flow-through entity and is generally not subject to federal or state income tax on corporate level. In lieu of corporate income taxes, the stockholders and members of these entities are taxed on their proportionate share of the entities’ taxable income. Kirnland did not elect to be treated as S corporation and is the only entity that is subject to corporate income taxes under this report.

Effective January 1, 2018, all of the above-listed S corporation and partnership entities have been converted to C corporations and will be taxed at corporate level going forward. Accordingly, the Company shall account for income taxes of all these entities under ASC 740. The Company has recognized the impact on deferred income tax assets and liabilities from the future conversion of the above-mentioned S corporations and partnership entities to C corporations in the consolidated financial statements as of December 31, 2017.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. The Act lowered the Company’s U.S. statutory federal income tax rate from 35% to 21% effective January 1, 2018, while also imposing a deemed repatriation tax on deferred foreign income. The Act also created a new minimum tax on certain future foreign earnings. The Company expects the new federal income tax rate will significantly lower the Company’s income tax expenses going forward. The Company does not expect the repatriation tax and new minimum tax on certain future foreign earnings to have any impact on the Company’s operations since it currently has no foreign income and does not expect to generate any foreign income in the future.

(i)	The Income tax provision (benefit) of the Company for the six and three months ended June 30, 2018 and 2017 consists of the following:

	For the Six Months Ended
	June 30, 2018	June 30, 2017
Current:
Federal	$985,237	$—
State	241,703	—
Current income tax provision	1,226,940	—
Deferred:
Federal	(429,903)	4,415
State	(94,977)	3,563
Deferred income tax benefit	(524,880)	7,978
Total income tax provision	$702,060	$7,978

	For the three Months Ended
	June 30, 2018	June 30, 2017
Current:
Federal	$565,219	$(76,465)
State	154,843	(14,110)
Current income tax provision	720,062	(90,575)
Deferred:
Federal	(425,931)	12,398
State	(95,552)	2,799
Deferred income tax benefit	(521,483)	15,197
Total income tax provision	$198,579	$(75,378)

(ii) Temporary differences and carryforwards of the Company that created significant deferred tax assets and liabilities are as follows:

	As of June 30, 2018	As of December 31, 2017
Deferred tax assets:
Allowance for doubtful accounts	$153,078	$139,947
Inventories	105,536	1,750
Section 481(a) adjustment	147,961	140,310
Other accrued expenses	674,902	237,550
Others	45,962	—
Total deferred tax assets	1,127,439	519,557
Deferred tax liabilities:
Property and equipment	(1,038,771)	(955,769)
Total deferred tax liabilities	(1,038,771)	(955,769)
Net deferred tax assets (liabilities)	$88,668	$(436,212)

The above-disclosed deferred income assets and liabilities as of December 31, 2017 included deferred tax assets in the amount of $398,699 and deferred tax liabilities in the amount of $934,529 derived from the effect of future conversion of the above-mentioned S corporations and partnership entities to C corporations.

(iii) Reconciliations of the statutory income tax rate to the effective income tax rate are as follows:

	For the Six Months Ended
	June 30, 2018	June 30, 2017
Federal statutory tax rate	21.0%	34.0%
State statutory tax rate	5.4%	4.0%
U.S. permanent difference	1.6%	2.1%
Others	(1.9)%	(1.2)%
Effect of flow-through entities	—	(38.7)%
Effective tax rate	26.1%	0.2%

B.	Pro forma Income Taxes information

As mentioned before, prior to January 1, 2018, Han Feng, TT, MFD, Kirnsway, Chinesetg, NSF and BB have elected under the Internal Revenue Code to be S corporations. R&N Holdings, R&N Lexington, and HG realty are formed as partnerships. Starting January 1, 2018, all of the above-mentioned entities have been converted to C corporations and will be subject to regular corporate income tax rate going forward.

The following pro forma financial information presents the income tax expenses and EPS for the six months ended June 30, 2017, as if all of these S corporation and partnership entities had been converted to C corporations as of the beginning of each period presented:

(i) The Pro forma Income tax provision (benefit) of the Company for the six and three months ended June 30, 2017 consists of the following:

	For the six months end June 30, 2017	For the three months end June 30, 2017
Current:
Federal	$1,598,245	$736,738
State	178,942	79,283
Current income tax provision	1,777,187	816,021
Deferred:
Federal	27,526	40,371
State	7,861	6,414
Deferred income tax benefit	35,387	46,785
Total income tax provision	$1,812,574	$862,806

(iii) The Pro forma earnings per share:

	For the Six Months ended June 30, 2017	For the Three Months ended June 30, 2017
	(Unaudited)	(Unaudited)

Pro Forma Net Income	$2,845,879	1,217,342
Less: net income (loss) attributable to noncontrolling interest	(21,254)	(107,555)
Pro Forma Net Income Attributable to HF Group Holding Corporation	2,867,133	1,324,897
Pro Forma Earnings per common share - basic and diluted	$28.67	13.25
Pro Forma Weighted average shares - basic and diluted	100,000	100,000

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company records transactions with various related parties. These related party transactions as of June 30, 2018 and December 31, 2017 and for the six and three months ended June 30, 2018 and, 2017 are identified as follows:

Related party balances:

a.	Accounts receivable - related parties, net

Below is a summary of accounts receivable with related parties as of June 30, 2018 and December 31, 2017, respectively:

Name of Related Party	As of June 30, 2018	As of December 31, 2017
(a) Allstate Trading Company Inc.	$52,120	$176,660
(b) Enson Seafood GA Inc. (formerly “GA-GW Seafood, Inc.”)	86,822	87,814
(c) Eagle Food Service LLC	265,864	656,799
(d) Fortune One Foods Inc.	18,948	154,904
(e) Eastern Fresh LLC	1,409,671	340,114
(f) New Marco Food Inc.	76,691	170,129
Total	$1,910,116	$1,586,420

(a)	Mr. Zhou Min Ni, the Chairman and Chief Executive Officer of the Company, owns 40% equity interest of this entity;
(b)	Mr. Zhou Min Ni owns 45% equity interest of this entity;
(c)	Tina Ni, one of Mr. Zhou Min Ni’s family member owns 50% equity interest of this entity;
(d)	Mr. Zhou Min Ni owns 17.5% equity interest of this entity;
(e)	Mr. Zhou Min Ni owns 30% equity interest of this entity;
(f)	Mr. Zhou Min Ni owns 30% equity interest of this entity.

All accounts receivable from these related parties are current and considered fully collectible. No allowance is deemed necessary.

b.	Advances to suppliers - related parties, net

The Company periodically provides purchase advances to various vendors, including the related party suppliers. These advances are made in the normal course of business and are considered fully realizable.

Below is a summary of advances to related party suppliers as of June 30, 2018 and December 31, 2017, respectively:

Name of Related Party	As of June 30, 2018	As of December 31, 2017
(1) Enson Seafood GA Inc. (formerly “GA-GW Seafood, Inc.”)	$1,785,139	$2,978,161
(2) Ocean Pacific Seafood Group	200,687	145,888
(3) Eastern Fresh LLC	187,587	—
(4) Han Feng Information Tech. Jinhua Inc.	—	5,167
(5) NSG International Inc. (“NSG”)	79,841	119,093
(6) Revolution Industry LLC.	548,082	—
Total	$2,801,336	$3,248,309

(1)	Mr. Zhou Min Ni owns 45% equity interest of this entity. The large advances to GW Seafood made in 2018 and 2017 was a result of the Company’s decision to take advantage of the large refrigerated facilities owned by GW Seafood. The Company made these advances to GW Seafood for the purchases of large quantities of frozen foods. GW Seafood takes possession of these frozen goods until they are shipped based on the Company’s sales orders. The Company did not include these advanced purchases in its inventory since the title and risk of these goods remained with GW Seafood;
(2)	Mr. Zhou Min Ni owns 25% equity interest of this entity;
(3)	Mr. Zhou Min Ni owns 30% equity interest of this entity;
(4)	Mr. Zhou Min Ni owns 37% of its equity interest;
(5)	Mr. Zhou Min Ni owns 30% of its equity interest.
(6)	Mr. Zhou Min Ni owns a 51% equity interest in Revolution Industry LLC

c.	Long-term notes receivables - related parties

The Company had previously made advances or loans to certain entities that are either owned by the controlling shareholders of the Company or family members of the controlling shareholders.

As of June 30, 2018 and December 31, 2017, the outstanding loans to various related parties consist of the following:

Name of Related Party	As of June 30, 2018	As of December 31, 2017
Enson Seafood GA Inc. (formerly “GA-GW Seafood, Inc.”)	$550,000	$550,000
NSG International Inc. (“NSG”)	6,143,391	5,993,552
Eastern Fresh LLC (“Eastern”)	—	316,504
Revolution Automotive LLC	489,636	—
Total	$7,183, 027	$6,860,056
Less: Current portion	$60,000	$—
Total	$7,123,027	$6,860,056

On January 1, 2018, the Company signed separate promissory note agreements (“Agreement”) with NSG and GW Seafood. Pursuant to the Agreement, the outstanding balances of $5,993,552 due from NSG and $550,000 from GW Seafood as of December 31, 2017 were converted into promissory notes bearing annual interest of 5%. The interest shall be accrued starting January 1, 2018. The principal plus interest shall be paid off no later than December 31, 2019. Interest is computed on the outstanding balance on the basis of the actual number of days elapsed in a year of 360 days.

The promissory note with Eastern in the original amount of $1,000,000 was signed on May 31, 2017 bearing annual interest rate of 5%. This note has been repaid in full as of June 30, 2018.

On March 1, 2018, the Company signed promissory note agreement (“Agreement”) with Revolution Automotive LLC ( “Revolution Automotive “) for $483,628. Pursuant to the Agreement, Revolution Automotive will make monthly payment of $5,000 for 60 months, with final payment of $284,453. The loan bears interest of 5% per annum. Interest is computed on the outstanding balance on the basis of the actual number of days elapsed in a year of 360 days. The principal plus interest shall be paid off no later than April 30, 2023.

d.	Accounts payable - related parties

As of March 31 and December 31, 2017, the Company had a total accounts payable balance of $4,780,171 and $ 4,075,927 due to various related parties, respectively. All these accounts payable to related parties occurred in the ordinary course of business and are payable upon demand without interest.

e.	Advance from customers - related parties

The Company also periodically receives advances from its related parties for business purposes. These advances are interest free and due upon demand. The balances for advance from customers involving related parties amounted to $125,946 and $1,350,296 as of June 30, 2018 and December 31, 2017, respectively.

f.	Loan to shareholder

The Company loaned $1.1 million to two of its shareholders to pay 2017 individual income tax. The loans bear 5% of interest rate per year and is due on December 31, 2019 and December 31, 2020.

Related party sales and purchases transactions:

The Company also makes regular sales to or purchases from various related parties during the normal course of business. The total sales made to related parties amounted to $8,936,431 and $10,876,665 for the six months ended June 30, 2018 and 2017, and $4,231,570 and $6,180,459 for the three months ended June 30, 2018 and 2017 respectively. The total purchases made from related parties were $13,010,492 and $12,720,024 for the six months ended June 30, 2018 and 2017, and $5,875,732 and $6,291,094 for the three months ended June 30, 2018 and 2017, respectively.

NOTE 10 - EQUITY

HF Holding had authority to issue a total of 100,000,000 shares of voting common stocks and 100,000,000 shares of non-voting common stocks both with no par value when incorporated in the State of North Carolina on October 11, 2017. On February 27, 2018, 100,000 voting shares were issued to the shareholders at no par value. The issuance of these 100,000 shares is considered as a part of the reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented. As a result, the Company had 200,000,000 authorized common shares at no par value, of which 100,000 voting shares were issued and outstanding as of June 30, 2018 and December 31, 2017.

The Company has converted the accumulated undistributed retaining earnings in the total amount of $5,250,000 as of December 31, 2017 into additional paid-in capital as shareholder contribution to the capital of the Company.

NOTE 11 - SEGMENT REPORTING

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products. Based on management’s assessment, the Company has determined that it has two operating segments: sales to independent restaurants and wholesale.

The following table presents net sales by segment for the six and three months ended June 30, 2018 and 2017, respectively:

	For the Six Months Ended
	June 30, 2018	June 30, 2017

Sales to independent restaurants	$137,516,339	$137,591,237
Wholesale	9,351,947	12,549,924
Total	$146,868,286	$150,141,161

	For the Three Months Ended
	June 30, 2018	June 30, 2017

Sales to independent restaurants	$67,640,429	$70,575,329
Wholesale	4,647,086	7,853,718
Total	$72,287,515	$78,429,047

All the Company’s revenue was generated from its business operation in the U.S.

	For the Six Months Ended June 30, 2018
	Sales to independent restaurants	Wholesale	Total
Revenue	$137,516,339	$9,351,947	$146,868,286
Cost of revenue	113,900,208	8,740,279	122,640,487
Gross profit	$23,616,131	$611,668	$24,227,799
Depreciation and amortization	$975,333	$66,329	$1,041,662
Total capital expenditures	$1,937,611	$131,769	$2,069,380

	For the Six Months Ended June 30, 2017
	Sales to independent restaurants	Wholesale	Total
Revenue	$137,591,237	$12,549,924	$150,141,161
Cost of revenue	117,480,681	12,197,192	129,677,873
Gross profit	$20,110,556	$352,732	$20,463,288
Depreciation and amortization	$833,353	$76,012	$909,365
Total capital expenditures	$1,939,300	$176,887	$2,116,187

	For the Three Months Ended June 30, 2018
	Sales to independent restaurants	Wholesale	Total
Revenue	$67,640,429	$4,647,086	$72,287,515
Cost of revenue	56,033,664	4,130,118	60,163,782
Gross profit	$11,606,765	$516,968	$12,123,733
Depreciation and amortization	$510,534	$35,033	$545,567
Total capital expenditures	$673,062	$46,625	$719,687

	For the Three Months Ended June 30, 2017
	Sales to independent restaurants	Wholesale	Total
Revenue	$70,575,329	$7,853,718	$78,429,047
Cost of revenue	60,596,559	7,668,451	68,265,010
Gross profit	$9,978,770	$185,267	$10,164,037
Depreciation and amortization	$417,210	$46,850	$464,060
Total capital expenditures	$1,216,837	$126,259	$1,343,096

	As of June 30, 2018	As of December 31, 2017
Total assets:
Sales to independent restaurants	$78,091,268	$75,180,924
Wholesale	5,310,681	5,476,976
Total Assets	$83,401,949	$80,657,900

NOTE 12 – CONTINGENCY

Kirnland Food Distribution, Inc., a subsidiary of the Company, is currently under an inquiry by the United States Department of Labor, Wage and Hour Division, Atlanta Regional Office, concerning wage practices and record keeping during the years 2013 through 2016 and continuing through the present time. As of the date of these financial statements, that inquiry remains open and the company has received no final notice of findings or definitive assessment. On July 3, 2018, the Department of Labor has indicated a preliminary determination in its inquiry, and has estimated that in its preliminary analysis the potential back wages, liquidated damages and related costs would be approximately $2.2 million for the period from 2013 through current time, although the final amount has not yet been determined and could differ from the estimate. The $2.2 million has been accrued in distribution, selling and administrative expenses in the unaudited condensed consolidated financial statements for the six months ended June 30, 2018.

The Company believes that it has resolved the past issues raised by the Department of Labor, and also plans on providing the Department of Labor with its actions taken to address the issues raised currently and on an ongoing basis.

NOTE 13 – SUBSEQUENT EVENTS

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date which these financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.